[TYCO INTERNATIONAL LTD. LOGO]

Tyco International Ltd.
The Gibbons Building
10 Queen Street, Suite 301
Hamilton, HM11, Bermuda

Tele: 441-292-8674




FOR IMMEDIATE RELEASE                              CONTACT:
                                                   J. Brad McGee
                                                   Senior Vice President
                                                   Tyco International (US) Inc.
                                                   (603) 778-9700

           TYCO INTERNATIONAL TO BUILD LARGEST, MOST TECHNOLOGICALLY
                 ADVANCED GLOBAL UNDERSEA FIBER OPTIC NETWORK

          Hamilton, Bermuda, January 17, 2000 -- Tyco International Ltd. (NYSE-TYC, LSE-TYI, BSX-TYC), a diversified manufacturing and service company, announced today that its undersea fiber optics business will design, build, operate and maintain its own global undersea fiber optic communications network. Upon its completion, the system, to be known as the TyCom Global NetworkTM (TGN), will be the largest and most advanced global undersea telecommunications fiber optic network.

          Phase 1 of TGN will offer a minimum capacity of 2.56 terabits over a fully integrated system that will span more than 85,000 undersea kilometers and connect 25 major telecommunications cities around the globe, including:
New York, London, Tel Aviv, St. Petersburg, Hong Kong, Tokyo, Guam, Hawaii, Seattle, Los Angeles and 15 other major European cities. Tyco will utilize its own state-of-the-art technology to design and manufacture all the cable, optical amplifiers and terminal equipment needed for Phase 1. Tyco will also design, build and equip the requisite network operating centers, telehouses and cable stations which route the bandwidth traffic flowing over TGN. Finally, Tyco's own fleet of 13 ships will install and maintain TGN. Tyco Submarine Systems Ltd. (TSSL), a wholly-owned subsidiary of Tyco, has begun the implementation of the first phase of TGN construction.

          The Transatlantic portion of the first phase will be completed and operational by the end of 2001. The remainder of the first phase, consisting of the Transpacific and European systems, will be completed and operational by the end of 2002. The timing and sequence of implementing additional phases of the network will be based on future requirements of global and regional demand.

          "Undersea cable has been a contributor of strong earnings and cash flow to Tyco for nearly 30 years," said L. Dennis Kozlowski, Chairman and Chief Executive Officer of Tyco. "In recent years, due to both growing demand and Tyco's market leadership, the undersea fiber optics business has significantly increased its backlog of undersea contracts; developed and implemented several breakthrough technologies in undersea telecommunications, primarily related to increasing undersea cable capacity; partnered with key customers through equity participations; and created innovative long-term maintenance contracts such as the previously announced SEAHORSE(TM) global operation and maintenance program. The TyCom Global Network will enable Tyco to realize additional value for our shareholders by putting our expertise to work not just as a designer, builder and maintainer of systems, but also as an owner and seller of undersea cable bandwidth to the telecommunications carriers of the world."

          "The concept of building our own global network has intrigued us since the creation of Tyco Submarine Systems two years ago. Our undersea fiber optics business is ideally positioned for this undertaking based on its knowledge of the market, expertise in designing, building, installing and maintaining successively advanced undersea fiber optic networks, and its relationships with the world's telecommunications carriers. Recent and planned capacity additions now enable us to devote resources to the construction of TGN, as well as to continue serving our customers' current and projected needs," he continued.

          The decision to commit Tyco's undersea fiber optics business to implement TGN was based on the demand for undersea fiber optic networks to serve the growing worldwide communication needs. The integration of the Internet into the daily lives of the world's population, combined with the burgeoning needs of global commerce and industry for data and other broadband applications, continue to drive growth and demand. As broadband terrestrial fiber optic networks are completed, they require the availability of undersea systems to connect with the rest of the world. Tyco's current position as the premier independent, fully integrated supplier and maintainer of the newest technologies for undersea fiber optic networks provides it with a unique set of abilities to meet the current and ongoing needs of a true global telecommunications network.

          TGN will be constructed in a number of phases. Construction scheduling has been designed to offer global telecommunication connectivity to those hubs around the world where voice, data and Internet demand for bandwidth are growing the fastest. The TSSL Labs in Eatontown, New Jersey will direct the deployment of emerging fiber optic technology on TGN. Installation, operation and maintenance of TGN will be provided within the expanded SEAHORSE global operation and maintenance programs developed and offered by TSSL. When complete, TGN will be the largest independent, open-access undersea fiber optic network, linking more than 80% of the world's population.

          In addition to TGN, Tyco will continue to provide its technology and services for the design, development, construction and maintenance of telecommunication systems for customers around the world.

          Tyco intends to offer up to 20% percent of its undersea fiber optic cable business for sale in an initial public offering. Tyco expects that a registration statement will be filed with the Securities and Exchange Commission in the first calendar quarter of 2000 and to complete the offering by mid-year, subject to market conditions. The new company will continue to be managed by the Tyco and TSSL management team that has been responsible for the market achievements of its undersea fiber optics business, including Mr. Kozlowski, who will serve as Executive Chairman.

          Tyco acquired Simplex in 1974 and combined it with the Submarine Systems division of AT&T in 1997 to create TSSL, the premier fully integrated supplier of undersea fiber optic telecommunications and services. TSSL manufactures cable, repeater and transmission equipment at facilities located in New Hampshire, New Jersey and Virginia. Its internationally distinguished TSSL Labs, located in Eatontown, New Jersey, provide leading edge fiber optic technology. Additionally, TSSL owns and operates 13 world class cable ships for the installation and maintenance of undersea communication network systems. TSSL has successfully completed 85 undersea fiber optic networks, consisting of more than 350,000 kilometers of fiber optic cable and connecting over 100 countries.

          Tyco International Ltd., a diversified manufacturing and service company, is the world's largest manufacturer and servicer of electrical and electronic components and undersea telecommunications systems, the world's largest manufacturer, installer, and provider of fire protection systems and electronic security services, has strong leadership positions in disposable medical products, plastics, and adhesives, and is the largest manufacturer of flow control valves. The Company operates in more than 80 countries around the world and has expected fiscal 2000 revenues in excess of $26 billion.

          This release is not an offering of securities, which will be made only by a prospectus.

FORWARD LOOKING INFORMATION

          Certain comments in this release including, but not limited to, the growth in worldwide demand for undersea telecommunications bandwidth; the timing, size, and capacity of Phase 1; the timing and potential for additional phases; the ability to secure funding for Phase 1 and any additional phases; the timing, size and implementation of an initial public offering; and expected fiscal 2000 revenue are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management's good faith expectations and belief concerning future developments. Actual results may materially differ from these expectations as a result of many factors, relevant examples of which are set forth in the "Management Discussion and Analysis" section of the Company's 1999 Annual Report on Form 10-K and the Company's 1999 Annual Report to Shareholders.